FOURTH AMENDMENT
                                       TO
                  REVOLVING CREDIT LOAN AND SECURITY AGREEMENT

                  THIS FOURTH AMENDMENT TO REVOLVING CREDIT LOAN AND SECURITY AGREEMENT is dated March 28, 2000 by and between HANSEN BEVERAGE COMPANY, a Delaware corporation (herein referred to as the "Borrower") and COMERICA
BANK-CALIFORNIA, a California banking corporation (herein referred to as the "Bank").

                                    RECITALS

                  A. Borrower and the Bank entered into a Revolving Credit Loan and Security Agreement dated May 15, 1997 (the "Agreement"), and certain other related documents pursuant to which the Bank agreed to make loans and advances to the Borrower under the terms and conditions set forth therein; and

                  B. Pursuant to the Agreement, on October 14, 1997, Borrower executed a Term Loan Note in the original principal amount of $4,000,000 (the "Term Loan Note")

                  C. The Borrower and the Bank have previously (i) amended the Agreement by entering into a Modification to Loan & Security Agreement dated as of May 11, 1998 (the "First Amendment"), a Modification to Loan & Security Agreement dated as of July 27, 1998 (the "Second Amendment"), a Modification to Revolving Credit Loan & Security Agreement, an Addendum to Revolving Credit Loan & Security Agreement dated December 1, 1998 and an Inventory Rider to Revolving Credit Loan and Security Agreement dated as of December 1, 1998 (collectively, the "Third Amendment") and (ii) amended the Term Loan Note by entering into a Loan Revision/Extension Agreement dated June 14, 1999 (the "Note Amendment").

                  D. The Borrower has requested that the Bank make certain changes in the Term Loan Note and conforming changes to the Agreement.

                  E. On the basis of the foregoing, the Bank and the Borrower have agreed to modify the Agreement, as heretofore amended, in accordance with the provisions of this Fourth Amendment set forth below.


     NOW, THEREFORE, the Borrower and the Bank agree as follows:

     1. The obligation of the Bank to amend the provisions of the Agreement as set forth herein is subject to the fulfillment, to the satisfaction of the Bank, of each of the conditions set forth in Section 5.1 of the Agreement, as well as each of the foregoing conditions:

     (a) Each Guarantor shall have executed the confirmation of guaranty in the form on the signature page of this Amendment.

     (b) Borrower shall have provided all security agreements and instruments, financing statements and amendments to the foregoing, if any, as the Bank shall in its discretion require.


     (c) Borrower shall have paid all fees and expenses required, if any, by the Bank.


     (d) If required by the Bank, Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of all Financing Statements and disclosing no notice of any liens or encumbrances filed against any of the Collateral other than the Financing Statements or the Permitted Liens.

     (e) Bank shall have received certified resolutions of Borrower and Guarantor reflecting the taking of all necessary corporate action to authorize the transactions contemplated herein in form and substance satisfactory to the Bank.

     (f) The Borrower shall have delivered the Amended and Restated Variable Rate Promissory Note in the form attached hereto as Exhibit A, in fully executed form, against delivery of the original Term Loan Note marked void.

     2. The definition of "Net Income" set forth in Section 1.26 is amended and restated to read in its entirety as follows:

     .... Net Income" as used in this  Agreement  means the net income (or loss)
of a person for any period determined in accordance with GAAP excluding in any event:


     (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses;

     (b) in the case of the Borrower, net earnings of any person in which Borrower has an ownership interest other than a consolidated subsidiary of Hansen Natural, unless such net earnings shall have actually been received by Borrower in the form of cash distributions."

     3. The definition of "Profit Recapture Payments" set forth in Section 1.30 is deleted.

     4. The definition of "Term Loan Note" set forth in paragraph 1.35 is amended and restated to read in its entirety as follows:

     ....  Term Loan Note"  shall mean the Amended and  Restated  Variable  Rate
Promissory Note in the form attached hereto as Exhibit A."

     5. Paragraph a. of Section 6.8 is amended and restated to read in its entirety as follows:

     "Borrower will not make any distribution or declare or pay any dividend (in stock or in cash) to any shareholder or on any of its capital stock, of any class, whether now or hereafter outstanding, or purchase, acquire, redeem or retire any such capital stock; provided, however, that Borrower may declare and pay a cash dividend in cash or in stock in an amount not in excess of current retained earnings."

     6. Paragraph a. of Section 6.16 of the Agreement is amended to read as follows:

     "Working Capital in an amount not less than $1,000,000 as of the date of this Amendment, as of the end of the fiscal quarter ending June 30, 1999 and as of the end of each fiscal quarter thereafter."

     7. Paragraph b. of Section 6.16 of the Agreement is amended to read as follows:

     "Net Worth in an amount not less than (i) for the  fiscal  quarters  ending
June 30, 1999 and September 30, 1999, $10,000,000 and (ii) for the fiscal quarter ending December 31, 1999, $10,000,000 plus an amount equal to 75% of Net Income for the 1999 fiscal year."

     8. Without affecting in any way the continuing effect of the representations and warranties contained in the Agreement, Borrower represents and warrants to the Bank that each of said representations are true and correct as of the date of this Fourth Amendment.

     9. Except as otherwise provided herein and in the First Amendment, the Second Amendment, the Third Amendment and the Note Amendment, the Agreement shall remain in full force and effect in accordance with its original terms.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Fourth Amendment to be executed by their duly authorized officers as of the day and year set forth in the Introductory Paragraph to this Fourth Amendment.


HANSENS BEVERAGE COMPANY

By: /s/ Rodney Sacks
Print: Rodney Sacks
Name:
Its: Chairman


COMERICA BANK-CALIFORNIA

By: /s/ Willaim Purcell
Print: William Purcell
Name:
Its: Vice President